Exhibit 99.2

Contact:

Investor Relations

The Blueshirt Group

Irmina Blaszczyk

Lisa Laukkanen

SPSC@blueshirtgroup.com

415-217-4962

SPS Commerce to Acquire Carbon6 Technologies

Acquisition builds on the company’s revenue recovery portfolio with increased support for Amazon sellers

Company to host conference call today at 5:00 p.m. ET

MINNEAPOLIS, January 2, 2025 (GLOBE NEWSWIRE) — SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced that it has reached an agreement to acquire Carbon6 Technologies, Inc. (Carbon6), a provider of software tools to Amazon sellers, including specialized offerings for revenue recovery for both first-party (1P) and third-party (3P) suppliers. The transaction is subject to customary closing conditions, including any necessary regulatory approvals.

Whether selling to Amazon as a first-party seller or through Amazon’s marketplace as a third-party seller, there are specific supply chain processes suppliers must adopt to maximize revenue on each order they fulfill through the platform. To simplify this, Carbon6 offers ChargeGuard, a solution that helps first-party sellers manage invoice deductions by automating the dispute process, and Seller Investigators, a solution that helps third-party sellers recover lost revenue occurring from fulfillment errors.

“This acquisition not only expands the reach of the SPS Commerce network, it also strengthens our ability to optimize invoice deduction disputes by leveraging data from the SPS network. By streamlining access to standardized, reliable data suppliers can reduce resolution time and help prevent invalid deductions from occurring in the first place,” said Jamie Thingelstad, CTO of SPS Commerce.

The acquisition of Carbon6 follows SPS Commerce’s acquisition of SupplyPike, a first-of-its-kind SaaS solution for invoice deduction management including in-depth functionality to support Walmart suppliers in recovering revenue and improving trading relationships.

“Our customers strive to operate efficient supply chains with their retail partners,” said Chad Collins, CEO of SPS Commerce. “The SupplyPike, ChargeGuard, and Seller Investigators solutions establish SPS as a leading provider in the emerging category of invoice deduction management and revenue recovery, with clear leadership supporting the supplier communities of the two largest global retailers including the rapidly growing Amazon marketplace.”

“Joining SPS Commerce is a natural fit because of the cultural alignment between our companies. SPS has built its success on innovation, collaboration, and a commitment to delivering value to its customers—principles that mirror the foundation of Carbon6,” said Kazi Ahmed, Co-Founder and CEO and Justin Cobb, Co-Founder and Chairman of Carbon6. “Carbon6 was founded to simplify success for sellers and suppliers, starting with a focus on Amazon. With its specialized offerings, augmented by SPS Commerce’s network, we believe the combined company will deliver unmatched solutions for first-party and third-party sellers.”

Acquisition Details

Under the terms of the merger agreement, SPS Commerce will acquire Carbon6 for a total purchase price of approximately $210 million (subject to customary purchase price adjustments at closing), of which approximately 40% will be SPS Commerce stock.

For the first quarter of 2025, SPS Commerce anticipates the acquisition will add approximately $7.0 million in revenue and breakeven in Adjusted EBITDA.

For fiscal year 2025, the company expects the acquisition will add approximately $40.0 million in revenue and expects Adjusted EBITDA to increase by approximately $5.5 million.

Additional details, including the amortization expense associated with the acquisition, will be provided when the company reports fourth quarter results in February 2025.

Conference Call

SPS Commerce will host a conference call today at 5:00 p.m. ET (4:00 p.m. CT). To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the start time. Please ask to be joined into the SPS Commerce conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 120,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 95 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

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Use of Non-GAAP Financial Measures

To supplement our financial statements, we provide investors with Adjusted EBITDA, which is a non-GAAP financial measure. We believe that this non-GAAP measure provides useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and planning purposes and for purposes of determining executive and senior management incentive compensation. We believe this non-GAAP financial measure is useful to an investor as it is widely used in evaluating operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income, and other adjustments as necessary for a fair presentation. Net income is the comparable GAAP measure of financial performance.

This non-GAAP measure should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure excludes significant expenses and income that are required by GAAP to be recorded in our financial statements and is subject to inherent limitations.

SPS Commerce does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, to the most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Forward-Looking Statements

This press release contains forward-looking statements, including information about management’s view of SPS Commerce’s future expectations, plans and prospects, including our views regarding financial performance expectations, future execution within our business, and the opportunity we see in the retail supply chain world within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce’s future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.